Pacific Scientific
"Statements made in the course of this Presentation that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's
SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 27, 1996; the Company's reports on Form 10-Q for the quarters ended March 28, 1997, June 27, 1997 and September 26, 1997. Copies of these filings may be obtained by contacting the Company or the SEC."
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Pacific Scientific
Critical components to control
  the SAFETY, RELIABILITY, and
  EFFICIENCY of manufacturing
  processes and products
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

Pie chart showing the following information:
1997 Business Mix... $310M
   Safety 23%
   Process Control 32%
   Motion Control 45%]
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

Blue Chip Global Customers
[Abbott Laboratories Logo]
[Airbus Industrie Logo]
[Allergan Logo]
[Boeing Logo]
[Caterpillar Logo]
[Cincinnati Milacron Logo]
[Intel Logo]
[Johnson & Johnson Logo]
[Motorola Logo]
[Texas Instruments Logo]
[Western Digital Logo]
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

Process Control Markets
                                 Segment Focus
HIGH GROWTH
   -Pharmaceuticals
   -Disc Drives
   -Semiconductor Manufacturers
   -Hydraulics
                                                      HIGH PROFITS

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

Safety Markets
                                 Segment Focus
HIGH GROWTH
   -Retrofits - Aircraft fire suppression
   -Aviation after-market parts and services
   -New aircraft safety systems
                                                      HIGH PROFITS
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

Motion Control Markets
                                 Segment Focus
HIGH GROWTH
   -Medical Instruments
   -Semiconductor Equipment
   -Specialty Transportation
   -Vending Equipment
   -Plastics Machinery
   -Packaging Machinery
                                                      HIGH PROFITS
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

Kollmorgen Tender Offer
   -50% Cash at $20.50
   -50% Stock in leveraged company
   -Offer Contingent on:
      -50 + percent tendering
      -Finalizing financing
      -KOL shareholders approval
      -Rights plan revocation
                             Issue = Real Value?

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

Pacific Scientific Actions
   -Hired experts to evaluate offer
   -Held multiple Board meetings to analyze offer
   -Recommended to shareholders that the offer was inadequate
   -Committed to seek highest value for shareholders

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

Pacific Scientific Objectives
   -Avoid forcing shareholders to quickly accept an sub-optimal offer
   -Rapidly develop firm alternatives to delivery maximum value to shareholders -Evaluate interest from stategic buys
      -Unsolicited interest received from multiple strategic buyers
   -Recommend action

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

Pacific Scientific Status

   -BancAmerica Robertson Stephens charged with developing alternatives
      -Sale of the company
      -Re-capitalization (share repurchase or special dividend)
   -Share confidential information with qualified potential buyers to identify higher value bidder

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

Commitments
   -Management
      -Aggressively develop alternatives
      -Keep shareholders informed on progress
   -Shareholders
      -Vote with management 2/13 to maximize value
      -Call us with your ideas or questions
      -Buck Hill           Ph  714-720-1714
      -Winston Hickman     Fax 714-720-1375

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